Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Ribozyme Pharmaceuticals, Inc. for the registration of 1,891,526 shares of its Common Stock, 1,142,034 shares of its Common Stock underlying its Series A Preferred Stock, 1,223,289 shares of its Common Stock underlying its Series B Preferred Stock, and 575,000 shares of its Common Stock underlying its Warrants, and to the incorporation by reference therein of our report dated February 23, 2001, with respect to the financial statements of Ribozyme Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP
                                                -----------------------
                                                Ernst & Young LLP

Denver, Colorado
December 26, 2001